Exhibit 99.1

AdCare Reports Third Quarter Results
Pending Acquisition of Florida Facility Expected for First Quarter 2016;
Acquisition Pipeline Continues to Expand

ATLANTA, GA, November 12, 2015—AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare, today reported results for the third quarter ended September 30, 2015.

Business Highlights

•
The company signed a non-binding letter of intent to purchase a skilled nursing facility with 55 operational beds in Florida for approximately $4.8 million, net of reserves. The purchase is expected to close in the first quarter of 2016. The purchase of the facility is subject to, among other things, satisfactory due diligence, HUD approval and the negotiation and execution of a definitive purchase agreement containing customary representations, warranties, covenants and closing conditions.

•
On September 29, 2015, the Board of Directors declared a cash dividend of $0.06 per share of common stock. This quarterly dividend, if annualized, represents an annual dividend of $0.24 per share, or a dividend yield of 7.5% (based on the closing stock price on November 11, 2015 of $3.19 per share). The company expects that 2015 dividends will be considered a return of capital for federal income tax purposes.

•	The company appointed Thomas W. Knaup and Allan J. Rimland to the Board of Directors.

•
Of the 38 properties the company owns, operates or manages, 36 facilities have been transferred to third-party operators, or are under management agreements with indefinite terms. The transfer of operations of two Oklahoma facilities is expected to be completed during the fourth quarter.

“Expanding our portfolio of properties is a key aspect of our plan for growth,” stated Bill McBride, AdCare’s Chairman and Chief Executive Officer. “We recently executed a non-binding letter of intent to acquire our first property post-transition. We believe that the pending acquisition, if completed, will increase our geographic diversification with the addition of a skilled nursing facility in the highly-attractive Florida market. By simultaneously leasing this Tampa-Bay area property to one of our existing, high-quality operators, we will deploy capital in a relatively low-risk manner to immediately increase cash flow. We continue to expect this transaction to close in the first quarter of 2016, while our efforts to identify additional acquisition opportunities also continue. We have developed and are carefully evaluating a strong and growing pipeline of attractive opportunities. Our goal is to pursue the acquisition of additional facilities that would be a strategic fit to our business and accretive to cash flow to enhance returns to our shareholders. We believe the opportunities are plentiful and afford us the luxury of being disciplined in our approach and selective in the properties we consider.”

“At the same time, we remain on schedule to transition the two remaining Oklahoma facilities before year-end,” continued McBride. “Our commitment to returning capital to our shareholders also continues with the Board declaring the third consecutive cash dividend on our common stock of $0.06 per share, which represents a 9.1% increase over the $0.055 per share amount declared at the end of the second quarter.”

2015 Dividends

•	On March 31, 2015, the Board of Directors declared a cash dividend of $0.05 per share of common stock.

•	On June 30, 2015, the Board of Directors declared a cash dividend of $0.055 per share of common stock.

•	On September 29, 2015, the Board of Directors again increased the dividend, declaring a cash dividend of $0.06 per share of common stock.

The most recent quarterly dividend, if annualized, would represent an annual dividend of $0.24 per share, or a dividend yield of 7.5% (based on the closing stock price on November 11, 2015 of $3.19 per share).

Based on the company’s projected current and accumulated negative earnings and profits (E&P) tax position, the company expects cash dividends paid to common and preferred stockholders for 2015 (and until such time that the company may have positive current or accumulated E&P) should be treated as a return of capital to stockholders to the extent available for federal income tax purposes. Investors should consult their tax advisors.

Transition Summary
The company has entered into agreements for all 40 of the healthcare facilities it owned, operated or managed before the transition commenced.

•	Thirty-six facilities have transferred operations to third-party operators or are under management contracts with an indefinite term.

•	The company expects to transition operations of two facilities in Oklahoma to a third-party operator during the fourth quarter of 2015, subject to receipt of state regulatory approvals.

•	One facility in Arkansas and one facility in Oklahoma have been sold.

The company’s variable interest entity (“VIE”) is subject to an asset purchase agreement that provides for the sale of an Alabama facility held by the VIE to a third party. The agreement provides for a closing on or before November 30, 2015. The sale is subject to the completion of satisfactory due diligence, the receipt of required licenses and other state regulatory approvals, and the satisfaction of other customary closing conditions.

Post-transition Financial Guidance
Once operations for the remaining two properties have been transitioned to third-party operators, the company expects:

•	Annual revenue between $31.0 and $31.8 million;

•	Annual rent expense of approximately $8.6 million;

•	Annual general and administrative expense between $5.0 and $5.3 million, includes $1.3 of stock-based compensation;

•	Annual net interest expense between $7.1 and $7.2 million;

•	Annual preferred dividends of approximately $6.3 million; and

•	Annual Adjusted FFO per share between $0.25 and $0.30.
This guidance assumes an outstanding diluted share count of approximately 19.9 million shares and excludes effects of any acquisitions, including the healthcare facility in Florida currently under a non-binding letter of intent.

(See “Use of Non-GAAP Financial Information” below for the definition of FFO and Adjusted FFO, both non-GAAP financial measures, as well as an important discussion about the use of these measures and their reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).

Summary Financial Results for the Three and Nine Months Ended September 30, 2015
Tables reporting the full financial results, reflecting the legacy business model, are included in this press release and in the company’s Quarterly Report on Form 10-Q, to be filed with the U.S. Securities and Exchange Commission. AdCare reports operations that have been transitioned to third-party operators as discontinued operations. For facilities that were transferred during the period, patient care revenues and expenses have been reported as discontinued operations up to the date of transfer; subsequent to date of operations transfer, rental revenues were recognized.

Rental revenues were $5.8 million in the third quarter of 2015 represented 56% of total revenues. Rental revenues of $11.3 million represented 46% of total revenues in the first nine months of 2015.

Adjusted EBITDA from continuing operations in the third quarter of 2015 totaled $2.4 million. Adjusted EBITDA from continuing operations for the first nine months of 2015 totaled $1.1 million.

The net loss attributable to common stockholders-continuing operations totaled $1.9 million, or $0.17 per basic and diluted share, in the third quarter of 2015. For the first nine months of 2015, the net loss attributable to common stockholders-continuing operations totaled $13.0 million, or $0.84 per basic and diluted share.

Cash and cash equivalents at September 30, 2015, totaled $4.3 million compared with $10.7 million at December 31, 2014. Restricted cash and investments at September 30, 2015, totaled $12.2 million, as compared with $8.8 million at December 31, 2014. Total debt outstanding at September 30, 2015 totaled $134.5 million (which includes $4.0 million in liabilities of disposal group held for sale and $5.9 million in liabilities of a variable interest entity held for sale), as compared with $151.4 million at December 31, 2014 (which includes $4.0 million in liabilities of disposal group held for use, $5.2 million in liabilities of disposal group held for sale and $6.0 million in liabilities of a variable interest entity held for sale).

Conference Call and Webcast
AdCare will hold a conference call to discuss its third quarter financial results today, Thursday, November 12, 2015 at 10 a.m. ET.

•	Dial-in number: 1-888-401-4668 (domestic) or 1-719-457-2689 (international)

•	Replay number: Dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international). Please use passcode 4536308 to access the replay. The replay will be available until November 19, 2015.

•	Webcast link: http://public.viavid.com/index.php?id=117043

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. The Company currently owns, leases or manages for third parties 38 facilities. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this press release that are forward-looking include, among other things, statements regarding the company's transition to a healthcare facilities holding and leasing company, statements regarding the transfer of operations to third-party operators, statements regarding the acquisition of the skilled nursing facility in the Tampa Bay area, statements regarding the acquisition pipeline, statements regarding dividends and statements regarding the company’s future financial condition or results of operations. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission, including AdCare's Annual Report on Form 10-K for the year ended December 31, 2014. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Use of Non-GAAP Financial Information
For purposes of the Securities and Exchange Commission's regulations, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.

"Adjusted EBITDA from continuing operations" is a measure of operating performance that is not calculated in accordance with GAAP. The company defines "Adjusted EBITDA from continuing operations" as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), loss on extinguishment of debt and other non-routine adjustments. Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP.

The company believes Adjusted EBITDA from continuing operations is useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations;

•
It provides an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It provides data that assists management to determine whether or not adjustments to current spending decisions are needed.

Funds from Operations ("FFO") and Adjusted Funds from Operations ("Adjusted FFO") are also measures of operating performance that are not calculated in accordance with GAAP. The company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income (loss) from continuing operations attributed to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. Adjusted FFO is calculated as FFO adjusted for the impact of non-cash stock-based compensation and other non-routine adjustments. The company believes FFO and Adjusted FFO provide enhanced measures of the operating performance of the Company's core portfolio. The Company's computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by many REITs, but the company believes that is appropriate measure for this company.

The company believes that FFO and Adjusted FFO are important supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of real estate investment trusts that do not use the same definition or implementation guidelines or interpret the standards differently from the company.

The company uses FFO and Adjusted FFO among the criteria to measure the operating performance of its business. The company further believes that by excluding the effect of depreciation, amortization,

impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and Adjusted FFO can facilitate comparisons of operating performance between periods and between the company and many REITs. The company offers these measures to assist the users of its financial statements in analyzing its operating performance and not as measures of liquidity or cash flow. FFO and Adjusted FFO are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the company's securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Company Contacts		Investor Relations
Bill McBride	Allan Rimland	Brett Maas
Chairman and CEO	President and CFO	Managing Partner
AdCare Health Systems, Inc.	AdCare Health Systems, Inc.	Hayden IR
Tel (404) 781-2884	Tel (404) 781-2885	Tel (646) 536-7331
bill.mcbride@adcarehealth.com	allan.rimland@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,275	$10,735
Restricted cash	8,265	3,321
Accounts receivable, net of allowance of $13,048 and $6,708	10,991	24,294
Prepaid expenses and other	5,318	1,766
Deferred tax asset	569	569
Assets of disposal group held for use	—	4,592
Assets of disposal group held for sale	4,989	5,813
Assets of variable interest entity held for sale	5,918	5,924
Total current assets	40,325	57,014
Restricted cash	3,953	5,456
Property and equipment, net	127,758	130,993
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	3,587	4,087
Goodwill	4,183	4,224
Lease deposits	1,812	1,683
Deferred loan costs, net	3,389	3,464
Other assets	2,690	569
Total assets	$190,168	$209,961
LIABILITIES AND EQUITY / (DEFICIT)
Current liabilities:
Current portion of notes payable and other debt	$39,150	$2,436
Current portion of convertible debt, net of discounts	—	14,000
Revolving credit facilities and lines of credit	842	5,576
Accounts payable	11,247	16,434
Accrued expenses	7,768	15,653
Liabilities of disposal group held for use	—	4,035
Liabilities of disposal group held for sale	4,008	5,197
Liabilities of variable interest entity held for sale	5,871	5,956
Total current liabilities	68,886	69,287
Notes payable and other debt, net of current portion:
Senior debt, net of discounts	68,491	106,089
Bonds, net of discounts	6,899	7,011
Convertible debt	9,200	—
Revolving credit facilities	—	1,059
Other liabilities	2,996	2,129
Deferred tax liability	605	605
Total liabilities	157,077	186,180
Commitments and contingencies (Note 14)
Preferred stock, no par value; 5,000 shares authorized; 2,203 and 950 shares issued and outstanding, redemption amount $55,084 and $23,750 at September 30, 2015 and December 31, 2014, respectively	50,119	20,392
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,838 and 19,151 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	60,768	61,896
Accumulated deficit	(74,572)	(56,067)
Total stockholders’ equity / (deficit)	(13,804)	5,829
Noncontrolling interest in subsidiary	(3,224)	(2,440)
Total equity / (deficit)	(17,028)	3,389
Total liabilities and equity / (deficit)	$190,168	$209,961

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental revenues	5,826	388	11,322	980
Patient care revenues	$4,290	$4,359	$12,532	$12,621
Management revenues	218	354	692	1,140
Other revenues	86	—	135	—
Total revenues	10,420	5,101	24,681	14,741

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	4,354	4,168	12,887	10,964
General and administrative expense	2,101	3,575	7,782	12,313
Facility rent expense	1,802	385	3,618	1,044
Depreciation and amortization	1,912	1,861	5,385	5,570
Salary retirement and continuation costs	21	1,488	(27)	2,770
Total expenses	10,190	11,477	29,645	32,661

Income (loss) from operations	230	(6,376)	(4,964)	(17,920)

Other income (expense):
Interest expense, net	(1,830)	(2,594)	(6,600)	(7,770)
Acquisition costs	—	(8)	—	(8)
Loss on extinguishment of debt	—	(1,220)	(680)	(1,803)
Other expense	(269)	(444)	(749)	(635)
Total other expense, net	(2,099)	(4,266)	(8,029)	(10,216)

Loss from continuing operations before income taxes	(1,869)	(10,642)	(12,993)	(28,136)
Income tax benefit (expense)	—	244	(20)	236
Loss from continuing operations	(1,869)	(10,398)	(13,013)	(27,900)

Income (loss) from discontinued operations, net of tax	(3,228)	6,850	(2,694)	19,034
Net loss	(5,097)	(3,548)	(15,707)	(8,866)

Net loss attributable to noncontrolling interests	285	218	784	548
Net loss attributable to AdCare Health Systems, Inc.	(4,812)	(3,330)	(14,923)	(8,318)

Preferred stock dividends	(1,498)	(646)	(3,582)	(1,938)
Net loss attributable to AdCare Health Systems, Inc. Common Stockholders	$(6,310)	$(3,976)	$(18,505)	$(10,256)

Net income (loss) per share of common stock attributable to AdCare Health Systems, Inc.
Basic:
Continuing operations	$(0.17)	$(0.61)	$(0.84)	$(1.70)
Discontinued operations	(0.15)	0.39	(0.10)	1.12
	$(0.32)	$(0.22)	$(0.94)	$(0.58)

Diluted:
Continuing operations	$(0.17)	$(0.61)	$(0.84)	$(1.70)
Discontinued operations	(0.15)	0.39	(0.10)	1.12
	$(0.32)	$(0.22)	$(0.94)	$(0.58)

Weighted average shares of common stock outstanding:
Basic	19,838	18,134	19,617	17,539
Diluted	19,838	18,134	19,617	17,539

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Amounts in 000’s)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in 000’s)	2015	2014	2015	2014
Condensed Consolidated Statements of Operations Data:
Net loss	$(5,097)	$(3,548)	$(15,707)	$(8,866)
Discontinued operations	3,228	(6,850)	2,694	(19,034)
Net loss from continuing operations (Per GAAP)	(1,869)	(10,398)	(13,013)	(27,900)
Add back:
Interest expense, net	1,830	2,594	6,600	7,770
Income tax (benefit) expense	—	(244)	20	(236)
Amortization of stock based compensation	245	244	677	983
Depreciation and amortization	1,912	1,861	5,385	5,570
Loss on extinguishment of debt	—	1,220	680	1,803
Other adjustments	71	201	296	393
New business model expenses	198	251	453	251
Salary retirement and continuation costs	21	1,488	(27)	2,770
Adjusted EBITDA from continuing operations	$2,408	$(2,783)	$1,071	$(8,596)

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO FFO AND ADJUSTED FFO
(Amounts in 000’s)
(Unaudited)

	Range of Financial Guidance Upon Completion of Transition
(Amounts in 000’s)	Twelve Month Period
Condensed consolidated statements of operations data:
Net loss	$(2,800)	$(1,700)
Discontinued operations	—	—
Net loss from continuing operations (Per GAAP)	(2,800)	(1,700)
Depreciation and amortization	6,500	6,500
Funds from operations (FFO)	$3,700	$4,800
Amortization of stock based compensation	1,250	1,250
Adjusted FFO	$4,950	$6,050

Assumed shares of common stock outstanding	19,900	19,900
Adjusted FFO per share	$0.25	$0.30